Exhibit 4.15

To:

Board of Directors of NIO Inc.;

Board of Directors of NIO Co., Ltd. (“WFOE”); and

Board of Directors of Beijing NIO Network Technology Co., Ltd. (“Beijing NIO Network”)

Confirmation and Undertaking Letter

The undersigned, Bin Li, a citizen of the People’s Republic of China (the “PRC”) with ID Card No.: ********, as a shareholder of Beijing NIO Network, hereby confirms, undertakes and warrants that in the event of the death, incapacity, divorce or the occurrence of any circumstances which may affect the exercise of equity interest in Beijing NIO Network held by me, I shall ensure my heirs, guardians, creditors, spouse or any other persons who then have the equity interest in Beijing NIO Network and any interests attached thereto, will not take any action, at any time and in any way, that may affect or interfere with the performance of my obligations under the Control Documents (including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Loan Agreement and the Power of Attorney entered into by me on April 12, 2021, as well as any modification, alteration and/or supplementary agreements entered into by the relevant parties from time to time) (collectively, the “Control Documents”).

The undersigned confirms that: (1) my equity interest in Beijing NIO Network and any interests attached thereto is not the community property, and my spouse does not own and has no control over such property or interests; (2) the daily operation management and voting matters of me in respect of Beijing NIO Network are not affected by the undersigned’s spouse; and (3) in the event of the divorce from my spouse, I will take all actions deemed necessary by the WFOE to ensure the performance of the Control Documents.

The undersigned further confirms that, upon the request of the WFOE, when the laws of PRC allow WFOE to operate the relevant business operated by Beijing NIO Network or to invest in Beijing NIO Network without the use of Control Documents, I will transfer all of the equity interest in Beijing NIO Network to the WFOE and/or its designated third party and terminate the Control Documents. Subject to the laws of PRC, upon the termination of the Control Documents, I will return any consideration received from the WFOE in acquiring the equity interest in Beijing NIO Network to the WFOE or its designated entities in the manner as requested by the WFOE.

The undersigned undertakes that during the term of the Control Documents, (i) unless with the written consent of the WFOE, I will not directly or indirectly, whether through myself or any other natural person or legal entity, participate in, or engage in, acquire or hold (in any case, whether as a shareholder, partner, agent, employee or otherwise), any business that is or may be in competition with the WFOE, Beijing NIO Network and their affiliates; (ii) no action or omission of action by me will result in any conflict of interests between me and the WFOE (including but not limited to the shareholders of the WFOE); and (iii) in the event of such conflict of interest, which the WFOE may decide whether such conflict of interest occurs or not in its sole discretion, I will, subject to the laws of PRC, take any action as directed by the WFOE to eliminate such conflict of interest.

In all disputes arising from the implementation of or in connection with this letter, either party interested and me shall be entitled to submit such disputes to arbitration by Shanghai International Economic and Trade Arbitration Commission in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules. The claimant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the third arbitrator shall be appointed by the above two arbitrators through consultation or by Shanghai International Economic and Trade Arbitration Commission. The arbitration shall be conducted confidentially, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon the parties. Where appropriate, the arbitration tribunal or the arbitrators may award remedies over the equity, assets, property rights or land assets, including compensation, injunctive relief (including restrictions on the conduct of business, restrictions or prohibitions on any transfer or sale of shares or assets), or propose the winding up of the relevant parties in accordance with the dispute resolution provisions and/or applicable laws of PRC. In addition, any party interested and me may apply to any court having jurisdiction (including Hong Kong, the Cayman Islands, the place of incorporation of either party (i.e., Beijing, Shanghai) or the place where the principal assets of either party interested or me are located) for interim relief. This letter shall remain effective except for the matters in dispute between the parties interested and me and under arbitration between the parties.

(Signature Page to Confirmation and Undertaking Letter)

By:

/s/ Bin Li

Name: Bin Li

April 12, 2021

To:

Board of Directors of NIO Inc.;

Board of Directors of NIO Co., Ltd. (“WFOE”); and

Board of Directors of Beijing NIO Network Technology Co., Ltd. (“Beijing NIO Network”)

Confirmation and Undertaking Letter

The undersigned, Lihong Qin, a citizen of the People’s Republic of China (the “PRC”) with ID Card No.: ********, as a shareholder of Beijing NIO Network, hereby confirms, undertakes and warrants that in the event of the death, incapacity, divorce or the occurrence of any circumstances which may affect the exercise of equity interest in Beijing NIO Network held by me, I shall ensure my heirs, guardians, creditors, spouse or any other persons who then have the equity interest in Beijing NIO Network and any interests attached thereto, will not take any action, at any time and in any way, that may affect or interfere with the performance of my obligations under the Control Documents (including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Loan Agreement and the Power of Attorney entered into by me on April 12, 2021, as well as any modification, alteration and/or supplementary agreements entered into by the relevant parties from time to time) (collectively, the “Control Documents”).

The undersigned confirms that: (1) my equity interest in Beijing NIO Network and any interests attached thereto is not the community property, and my spouse does not own and has no control over such property or interests; (2) the daily operation management and voting matters of me in respect of Beijing NIO Network are not affected by the undersigned’s spouse; and (3) in the event of the divorce from my spouse, I will take all actions deemed necessary by the WFOE to ensure the performance of the Control Documents.

The undersigned further confirms that, upon the request of the WFOE, when the laws of PRC allow WFOE to operate the relevant business operated by Beijing NIO Network or to invest in Beijing NIO Network without the use of Control Documents, I will transfer all of the equity interest in Beijing NIO Network to the WFOE and/or its designated third party and terminate the Control Documents. Subject to the laws of PRC, upon the termination of the Control Documents, I will return any consideration received from the WFOE in acquiring the equity interest in Beijing NIO Network to the WFOE or its designated entities in the manner as requested by the WFOE.

The undersigned undertakes that during the term of the Control Documents, (i) unless with the written consent of the WFOE, I will not directly or indirectly, whether through myself or any other natural person or legal entity, participate in, or engage in, acquire or hold (in any case, whether as a shareholder, partner, agent, employee or otherwise), any business that is or may be in competition with the WFOE, Beijing NIO Network and their affiliates; (ii) no action or omission of action by me will result in any conflict of interests between me and the WFOE (including but not limited to the shareholders of the WFOE); and (iii) in the event of such conflict of interest, which the WFOE may decide whether such conflict of interest occurs or not in its sole discretion, I will, subject to the laws of PRC, take any action as directed by the WFOE to eliminate such conflict of interest.

In all disputes arising from the implementation of or in connection with this letter, either party interested and me shall be entitled to submit such disputes to arbitration by Shanghai International Economic and Trade Arbitration Commission in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules. The claimant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the third arbitrator shall be appointed by the above two arbitrators through consultation or by Shanghai International Economic and Trade Arbitration Commission. The arbitration shall be conducted confidentially, and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon the parties. Where appropriate, the arbitration tribunal or the arbitrators may award remedies over the equity, assets, property rights or land assets, including compensation, injunctive relief (including restrictions on the conduct of business, restrictions or prohibitions on any transfer or sale of shares or assets), or propose the winding up of the relevant parties in accordance with the dispute resolution provisions and/or applicable laws of PRC. In addition, any party interested and me may apply to any court having jurisdiction (including Hong Kong, the Cayman Islands, the place of incorporation of either party (i.e., Beijing, Shanghai) or the place where the principal assets of either party interested or me are located) for interim relief. This letter shall remain effective except for the matters in dispute between the parties interested and me and under arbitration between the parties.

(Signature Page to Confirmation and Undertaking Letter)

By:

/s/ Lihong Qin

Name: Lihong Qin

April 12, 2021